Exhibit 10.E

2005 DECLARATION OF AMENDMENT TO
BB&T CORPORATION
NON-EMPLOYEE DIRECTORS’ DEFERRED COMPENSATION AND STOCK
OPTION PLAN

          THIS DECLARATION OF AMENDMENT is made this 22nd day of February, 2005, by BB&T CORPORATION (the “Corporation”) to the BB&T Corporation Non-Employee Directors’ Deferred Compensation and Stock Option Plan, as amended and restated (the “Plan”).

R E C I T A L S:

          WHEREAS, it is deemed advisable to amend the Plan to modify the term of the Stock Option Subplan, a component of the Plan, in order to address certain requirements recently imposed pursuant to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and related guidance; and

          WHEREAS, no deferrals for the grant of stock options have been permitted or made under the Stock Option Subplan for 2005;

          NOW, THEREFORE, IT IS DECLARED that, effective as of the date hereof, the Plan shall be amended by deleting Section 4.9.1 (“Effective Date and Term of Options”) in its entirety and inserting the following in lieu thereof, with the remainder of the Plan being unchanged:

“Effective Date and Term of Stock Option Subplan: The Stock Option Subplan was adopted effective December 19, 1991, amended and restated effective October 22, 1996, January 1, 1997 and November 1, 2001, and further amended December 18, 2001 and February 24, 2004. Options may be granted under the Plan on and after the effective date and until December 31, 2004; provided, however, that any Option granted prior to December 31, 2004 which was outstanding on such date shall continue in accordance with its terms.”

          IN WITNESS WHEREOF, this Declaration of Amendment is executed on behalf of BB&T Corporation on the day and year first above written.

BB&T CORPORATION

By:	/s/ Robert E. Greene
President

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ATTEST:

  /s/ M. Patricia Oliver
Secretary

[Corporate Seal]

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